THE ADVISORS' INNER CIRCLE FUND III

                 AMENDED AND RESTATED SHAREHOLDER SERVICES PLAN

     WHEREAS, The Advisors' Inner Circle Fund III (the "Trust") is engaged in business as an open-end investment company registered under the Investment Company Act of 1940 (the "1940 Act"), and the Trust offers for sale shares of beneficial interest of the Trust ("Shares") that are designated and classified into one or more distinct series of the Trust, and Shares of such series may be further divided into one or more classes;

     WHEREAS, the Trust desires to compensate service providers who provide the services described herein ("Service Providers") to their clients who from time to time beneficially own Shares of each of the classes of the series of the Trust listed on Exhibit A attached hereto, as it may be amended from time to time (such clients, "Shareholders," and each such class, a "Class" and, collectively, the "Classes," and each such series, a "Fund" and, collectively, the "Funds");

     WHEREAS, the Board of Trustees of the Trust (the "Board") desires to adopt a plan under which the Service Providers will provide to Shareholders some or all of the shareholder and/or administrative service activities stated in
Section 2; and herein; and

     WHEREAS, the Board has determined that there is a reasonable likelihood that this Shareholder Services Plan (the "Plan") will benefit the Trust and the Shareholders of each of the Classes and Funds.

     NOW, THEREFORE, the Board hereby adopts the following Plan.

     SECTION 1. The Board has adopted this Plan to enable the Trust to directly or indirectly bear expenses relating to the provision of certain shareholder and/or administrative service activities or similar non-distribution services to the Shareholders of certain Classes of the Funds.

     SECTION 2. With respect to such Class or Classes designated by the Board, the Trust may pay each Service Provider, including affiliates of the Trust, a fee up to the amount set forth in Exhibit A for shareholder and/or administrative services or similar non-distribution services. Services for which this fee may be paid include, but are not limited to: (i) maintaining accounts relating to Shareholders that invest in Shares of Classes of the Funds; (ii) arranging for bank wires; (iii) responding to Shareholder inquiries relating to the services performed by Service Providers; (iv) responding to inquiries from Shareholders concerning their investment in Shares of Classes of the Funds; (v) assisting Shareholders in changing distribution options, account designations and addresses; (vi) providing information periodically to Shareholders showing their position in Shares of Classes of the Funds; (vii) forwarding shareholder communications from the Funds such as proxies, shareholder reports, annual reports, and dividend and capital gain distribution and tax notices to Shareholders; (viii) processing purchase, exchange and redemption requests from Shareholders and placing orders with the Funds or their service providers; (ix) providing sub-accounting with respect to Shares beneficially owned by Shareholders; (x) processing dividend and capital gain distribution payments from the Funds on behalf of Shareholders; (xi) preparing tax reports; and (xii) providing such other similar non-distribution services as the Fund may reasonably request to the extent that the Service Provider is permitted to do so under applicable laws or regulations. Service Providers may use this fee for (a) compensation for their provision of such services as are described herein; or
(b) payments to financial institutions and intermediaries such as banks, savings and loan associations, insurance companies and investment counselors, broker-dealers, mutual fund supermarkets and the Service Providers' affiliates and subsidiaries as compensation for such services as are described herein.

     SECTION 3. The amount of the fees in Exhibit A shall be calculated and accrued daily and paid monthly or at such other intervals as (i) the Board shall determine; or (ii) may be provided for in any agreement related to this Plan, and such fees are based on the average daily net asset value of the Shares of the relevant Class owned by the Shareholders holding Shares through such Service Providers.

     SECTION 4. This Plan shall not take effect with respect to any Class of Shares of a Fund until it has been approved, together with any related agreements, by votes of the majority of both (i) the Trustees of the Trust and
(ii) the Qualified Trustees (as defined in Section 10 herein) at a meeting of the Board or in a manner otherwise provided by the Trust's Agreement and Declaration of Trust.

     SECTION 5. With respect to each Class of a Fund for which this Plan is in effect, this Plan shall continue in effect for a term of one year. Thereafter, this Plan shall continue in effect for such Class of a Fund for so long as its continuance is specifically approved at least annually in the manner provided in
Section 4 for the initial approval of this Plan.

     SECTION 6. With respect to each Class of Shares of a Fund for which this Plan is in effect, this Plan may be terminated at any time by the vote of a majority of the Qualified Trustees.

     SECTION 7. All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide that such agreement may be terminated at any time, without payment of any penalty, by the vote of a majority of the Qualified Trustees on not more than 90 days written notice to any other party to the agreement.

     SECTION 8. This Plan may be amended at any time by the Board, provided that any material amendment of this Plan shall be effective only upon approval in the manner provided in Section 4 for the initial approval of this Plan.

     SECTION 9. During the existence of this Plan, any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made with respect to each Fund, and shall furnish the Board with such other information as the Board may reasonably request in connection with payments made under the Plan.

     SECTION 10. As used in this Plan, (a) the term "Qualified Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the term "interested person" shall have the meaning specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

     SECTION 11. This Plan shall not obligate the Trust or any other party to enter into an agreement with any particular person.

     SECTION 12. If any provision of this Plan shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Plan shall not be affected thereby.

DATED: DECEMBER 10, 2015

                                   EXHIBIT A
                                       TO
                      THE ADVISORS' INNER CIRCLE FUND III
                 AMENDED AND RESTATED SHAREHOLDER SERVICES PLAN
                            DATED DECEMBER 10, 2015

                            Shareholder Service Fees

------------------------------------------------------------------------------------------------------------------------------------
          FUND                                           CLASS OF SHARES                    MAXIMUM SHAREHOLDER SERVICE FEE
------------------------------------------------------------------------------------------------------------------------------------
NorthPointe Small Cap Value Fund                         Investor Class Shares                            0.25%
------------------------------------------------------------------------------------------------------------------------------------
NorthPointe Large Cap Value Fund                         Investor Class Shares                            0.25%
------------------------------------------------------------------------------------------------------------------------------------
Rothschild Larch Lane Alternatives Fund                  Investor Class Shares                            0.10%
------------------------------------------------------------------------------------------------------------------------------------
Logan Circle Partners High Yield Fund                    R Class Shares                                   0.25%
------------------------------------------------------------------------------------------------------------------------------------
Logan Circle Partners Emerging Market Debt Fund          R Class Shares                                   0.25%
------------------------------------------------------------------------------------------------------------------------------------
Logan Circle Partners Core Plus Fund                     R Class Shares                                   0.25%
------------------------------------------------------------------------------------------------------------------------------------
Logan Circle Partners Multi-Sector Fixed Income Fund     R Class Shares                                   0.25%
------------------------------------------------------------------------------------------------------------------------------------
Knights of Columbus Core Bond Fund                       Class S Shares                                   0.20%
                                                         ---------------------------------------------------------------------------
                                                         Investor Shares
------------------------------------------------------------------------------------------------------------------------------------
Knights of Columbus Limited Duration Bond Fund           Class S Shares                                   0.20%
                                                         ---------------------------------------------------------------------------
                                                         Investor Shares
------------------------------------------------------------------------------------------------------------------------------------
Knights of Columbus Large Cap Growth Fund                Class S Shares                                   0.20%
                                                         ---------------------------------------------------------------------------
                                                         Investor Shares
------------------------------------------------------------------------------------------------------------------------------------
Knights of Columbus Large Cap Value Fund                 Class S Shares                                   0.20%
                                                         ---------------------------------------------------------------------------
                                                         Investor Shares
------------------------------------------------------------------------------------------------------------------------------------
Knights of Columbus Small Cap Equity Fund                Class S Shares                                   0.20%
                                                         ---------------------------------------------------------------------------
                                                         Investor Shares
------------------------------------------------------------------------------------------------------------------------------------
Knights of Columbus International Equity Fund            Class S Shares                                   0.20%
                                                         ---------------------------------------------------------------------------
                                                         Investor Shares
------------------------------------------------------------------------------------------------------------------------------------
Amundi Smith Breeden Total Return Bond Fund              Service Class Shares                             0.20%
------------------------------------------------------------------------------------------------------------------------------------
PineBridge Dynamic Asset Allocation Fund                 Investor Servicing Shares                        0.15%
------------------------------------------------------------------------------------------------------------------------------------